UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2014

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:                                                      (801) 566-1200

ITEM 1.01 AMENDMENT TO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2014, an Extension of Shareholder Rights Agreement between Utah Medical Products, Inc. (UTMD) and Registrar and Transfer Company, UTMD’s transfer agent, was signed.  The Extension Agreement, dated October 23, 2014, extends the expiration date of the previously adopted Rights Agreement from October 28, 2014 to October 28, 2024. A copy of the Extension Agreement is attached hereto as Exhibit 4.1

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 10/24/2014	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index Number	Description

4.1	Extension of Shareholder Rights Agreement, dated 23 October, 2014.